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                                                                    Exhibit 24.1
                                                                    ------------

                               POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, that each of AirTran Airways, Inc.(the "Company"), and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Joseph B. Leonard, Robert L. Fornaro or Richard P. Magurno, its, his and her true and lawful attorney with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of the Company on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of $166.4 million principal amount of the Company's 11.27% Series B Senior Secured Notes due April 2008, and any
and all documents in support thereof or supplements thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of the Company and said Officers and Directors hereby grants to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Company might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Company and said Officers and Directors hereby ratifies and confirms all acts and things which said attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
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     IN WITNESS WHEREOF, AirTran Airways, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, constitute a single original thereof.

                                   AIRTRAN AIRWAYS, INC.
                                       (Registrant)


                                By:   /s/ Joseph B. Leonard
                                   ---------------------------------------------
                                   Joseph B. Leonard
                                   Chairman and Chief Executive Officer

                                Dated:  July 26, 2001


   /s/ Joseph B. Leonard       Chairman of the Board and Chief     July 26, 2001
-----------------------------  Executive Officer (Principal
Joseph B. Leonard              Executive Officer)

   /s/ Stanley J. Gadek        Senior Vice President and Chief     July 26, 2001
-----------------------------  Financial Officer (Principal
Stanley J. Gadek               Financial and Accounting Officer)

   /s/ William J. Usery        Director                            July 26, 2001
-----------------------------
William J. Usery

   /s/ Don L. Chapman          Director                            July 26, 2001
-----------------------------
Don L. Chapman

   /s/ Lewis H. Jordan
-----------------------------  Director                            July 26, 2001
Lewis H. Jordan


   /s/ Robert L. Priddy        Director                            July 26, 2001
-----------------------------
Robert L. Priddy

_____________________________  Director
Robert A. Swenson

   /s/ J. Veronica Biggins     Director                            July 26, 2001
-----------------------------
J. Veronica Biggins

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   /s/ Robert. L. Fornaro      President, Chief Operating Officer  July 26, 2001
-----------------------------  and Director
Robert L. Fornaro